Exhibit 99.1

For Immediate Release	October 29, 2024

LANDSTAR SYSTEM REPORTS THIRD QUARTER

REVENUE OF $1.214B AND EARNINGS PER SHARE OF $1.41

Jacksonville, FL—Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported basic and diluted earnings per share (“EPS”) of $1.41 in the 2024 third quarter on revenue of $1.214 billion. “Consistent with the first half of 2024, the freight environment during the third quarter remained challenging. The Landstar team of independent business owners and employees continued to perform admirably given this backdrop,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was encouraged that Landstar achieved a 3.2% sequential increase in truck revenue per load compared to the 2024 second quarter, outperforming typical seasonality. This result was driven by a strong month-over-month truck revenue per load increase in July, but tapered off as we moved through August and September, in part due to tougher prior month comparisons. Regardless of the freight environment, the thousands of Landstar BCOs, agents and employees in our network continue to strive each day to improve our safety performance and deliver great service to our customers.”

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2024 third quarter, Landstar purchased approximately 121,000 shares of its common stock at an aggregate cost of $22.4 million. The Company is currently authorized to purchase up to an additional 2,563,081 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.36 per share payable on December 10, 2024, to stockholders of record as of the close of business on November 19, 2024.

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	3Q 2024	3Q 2023
Revenue	$1,213,867	$1,289,345
Gross profit	$112,693	$128,079
Variable contribution	$171,359	$187,358
Operating income	$63,116	$80,348
Basic and diluted earnings per share	$1.41	$1.71

(1)	Dollars above in thousands, except per share amounts
(2)	Please refer to the Consolidated Statements of Income and Reconciliation of Gross Profit to Variable Contribution included below

Total revenue was $1,214 million in the 2024 third quarter, compared to $1,289 million in the 2023 third quarter. Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2024 third quarter was $1,091 million, or 90% of revenue, compared to $1,174 million, or 91% of revenue, in the 2023 third quarter. Truckload transportation revenue hauled via van equipment in the 2024 third quarter was $604 million, compared to $666 million in the 2023 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2024 third quarter was $370 million, compared to $378 million in the 2023 third quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2024 third quarter was $93 million, compared to $102 million in the 2023 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $97 million, or 8% of revenue, in the 2024 third quarter, compared to $89 million, or 7% of revenue, in the 2023 third quarter.

The number of loads hauled via truck declined 7.7% in the 2024 third quarter as compared to the 2023 third quarter, slightly ahead of the mid-point of the Company’s guidance included in its 2024 second quarter earnings release slide presentation, dated July 30, 2024. Truck revenue per load increased 0.7% in the 2024 third quarter as compared to the 2023 third quarter, within the lower half of the range of the Company’s previously provided guidance.

Gross profit in the 2024 third quarter was $113 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2024 third quarter was $171 million. Gross profit in the 2023 third quarter was $128 million and variable contribution in the 2023 third quarter was $187 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2024 and 2023 third quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

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The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $531 million as of September 28, 2024. Trailing twelve-month return on average shareholders’ equity was 21%, and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 19%.

Landstar will provide a live webcast of its quarterly earnings conference call this evening at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Third Quarter 2024 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

LANDSTAR SYSTEM/4

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2023 fiscal year; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or

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uncertainties detailed in Landstar’s Form 10-K for the 2023 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Revenue	$3,609,915	$4,098,877	$1,213,867	$1,289,345
Investment income	10,988	6,874	3,922	3,022
Costs and expenses:
Purchased transportation	2,799,384	3,141,234	943,805	986,743
Commissions to agents	295,801	363,397	98,703	115,244
Other operating costs, net of gains on asset sales/dispositions	44,138	40,998	15,144	15,158
Insurance and claims	83,830	86,971	30,398	29,540
Selling, general and administrative	162,613	159,071	51,252	50,975
Depreciation and amortization	44,001	44,498	15,371	14,359

Total costs and expenses	3,429,767	3,836,169	1,154,673	1,212,019

Operating income	191,136	269,582	63,116	80,348
Interest and debt (income) expense	(4,455)	(2,079)	(1,169)	(1,046)

Income before income taxes	195,591	271,661	64,285	81,394
Income taxes	45,838	65,254	14,252	19,741

Net income	$149,753	$206,407	$50,033	$61,653

Basic and diluted earnings per share	$4.21	$5.74	$1.41	$1.71

Average basic and diluted shares outstanding	35,608,000	35,958,000	35,420,000	35,951,000

Dividends per common share	$1.02	$0.93	$0.36	$0.33

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$468,830	$481,043
Short-term investments	62,451	59,661
Trade accounts receivable, less allowance of $12,134 and $11,738	694,633	743,762
Other receivables, including advances to independent contractors, less allowance of $16,759 and $14,010	51,533	43,339
Other current assets	33,947	24,936

Total current assets	1,311,394	1,352,741

Operating property, less accumulated depreciation and amortization of $456,770 and $436,682	289,248	284,300
Goodwill	41,122	42,275
Other assets	115,491	122,530

Total assets	$1,757,255	$1,801,846

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$50,746	$61,541
Accounts payable	397,908	395,980
Current maturities of long-term debt	27,672	27,876
Insurance claims	43,370	41,825
Dividends payable	—	71,433
Contractor escrow	30,244	28,498
Other current liabilities	42,712	48,071

Total current liabilities	592,652	675,224

Long-term debt, excluding current maturities	44,834	43,264
Insurance claims	59,861	58,922
Deferred income taxes and other non-current liabilities	43,990	40,513
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,559,269 and 68,497,324	686	685
Additional paid-in capital	255,398	254,642
Retained earnings	2,897,073	2,783,645
Cost of 33,228,096 and 32,780,651 shares of common stock in treasury	(2,128,684)	(2,048,184)
Accumulated other comprehensive loss	(8,555)	(6,865)

Total shareholders’ equity	1,015,918	983,923

Total liabilities and shareholders’ equity	$1,757,255	$1,801,846

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,851,237	$2,123,693	$603,993	$665,569
Unsided/platform equipment	1,093,753	1,150,483	369,758	378,147
Less-than-truckload	77,902	90,770	24,195	28,097
Other truck transportation (1)	242,853	379,471	93,178	101,951

Total truck transportation	3,265,745	3,744,417	1,091,124	1,173,764
Rail intermodal	65,981	73,953	20,979	23,064
Ocean and air cargo carriers	201,729	202,358	76,349	65,824
Other (2)	76,460	78,149	25,415	26,693

	$3,609,915	$4,098,877	$1,213,867	$1,289,345

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,374,915	$1,543,634	$456,844	$508,753
Number of loads:
Truck transportation
Truckload:
Van equipment	887,895	966,867	287,922	311,831
Unsided/platform equipment	362,627	389,471	118,220	126,286
Less-than-truckload	119,346	134,580	36,496	41,514
Other truck transportation (1)	114,552	157,112	43,112	46,739

Total truck transportation	1,484,420	1,648,030	485,750	526,370
Rail intermodal	21,420	22,150	7,040	6,760
Ocean and air cargo carriers	26,120	25,380	8,880	8,630

	1,531,960	1,695,560	501,670	541,760

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	620,640	689,260	198,340	225,350
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,085	$2,196	$2,098	$2,134
Unsided/platform equipment	3,016	2,954	3,128	2,994
Less-than-truckload	653	674	663	677
Other truck transportation (1)	2,120	2,415	2,161	2,181
Total truck transportation	2,200	2,272	2,246	2,230
Rail intermodal	3,080	3,339	2,980	3,412
Ocean and air cargo carriers	7,723	7,973	8,598	7,627
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,215	$2,240	$2,303	$2,258
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	38%	38%	39%
Truck Brokerage Carriers	52%	54%	52%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	6%	5%	6%	5%
Other	2%	2%	2%	2%

			September 28,	September 30,
			2024	2023
Truck Capacity Providers
BCO Independent Contractors (3)			8,266	9,455

Truck Brokerage Carriers:
Approved and active (4)			44,828	51,717
Other approved			25,714	27,925

			70,542	79,642

Total available truck capacity providers			78,808	89,097

Trucks provided by BCO Independent Contractors (3)			9,027	10,253

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/9

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Revenue	$3,609,915	$4,098,877	$1,213,867	$1,289,345
Costs of revenue:
Purchased transportation	2,799,384	3,141,234	943,805	986,743
Commissions to agents	295,801	363,397	98,703	115,244

Variable costs of revenue	3,095,185	3,504,631	1,042,508	1,101,987
Trailing equipment depreciation	20,764	24,240	6,930	7,721
Information technology costs (1)	18,115	19,791	6,129	6,298
Insurance-related costs (2)	85,122	88,484	30,463	30,102
Other operating costs	44,138	40,998	15,144	15,158

Other costs of revenue	168,139	173,513	58,666	59,279

Total costs of revenue	3,263,324	3,678,144	1,101,174	1,161,266

Gross profit	$346,591	$420,733	$112,693	$128,079

Gross profit margin	9.6%	10.3%	9.3%	9.9%
Plus: other costs of revenue	168,139	173,513	58,666	59,279

Variable contribution	$514,730	$594,246	$171,359	$187,358

Variable contribution margin	14.3%	14.5%	14.1%	14.5%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.